SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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TENFOLD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TenFold Corporation

2006 Notice of Annual

Stockholders Meeting

and Proxy Statement

TenFold Corporation

May 1, 2006

Dear fellow stockholders:

We cordially invite you to attend our 2006 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, June 27, 2006, at 10:30 a.m. local time at the Marriott Courtyard Hotel in Sandy, Utah for the following purposes:

1.	To elect three (3) directors of the Company to serve until the Company’s 2008 Annual Meeting of Stockholders;

2.	To ratify the appointment of Tanner LC as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2006;

3.	To transact such other business as may properly come before the meeting.

The Board recommends that you vote FOR the nominees for directors, and FOR ratification of the selection of our registered independent public accounting firm. We will also be available to answer your questions.

Thank you for your interest in TenFold Corporation. We look forward to seeing you at the meeting.

Sincerely,

/s/ Robert W. Felton
Robert W. Felton
Chairman, President, and Chief Executive Officer

TenFold Corporation

Notice of 2006 Annual Meeting of Stockholders

The 2006 Annual Meeting of Stockholders of TenFold Corporation will be held Tuesday, June 27, 2006, at 10:30 a.m. local time at the Marriott Courtyard Hotel located at 10701 South Holiday Park Drive, Sandy, Utah 84070 for the following purposes:

1.	To elect three directors to hold office until the 2008 Annual Meeting of Stockholders;

2.	To ratify the selection of Tanner LC as TenFold’s registered independent public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact other business properly coming before the meeting.

Stockholders owning common stock or convertible preferred stock of TenFold Corporation at the close of business on May 12, 2006, are entitled to notice of and to vote at the meeting. A complete list of these stockholders will be available at our principal executive offices before the meeting. Our principal executive offices are located at 698 West 10000 South, Suite 200, South Jordan, Utah 84095.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/s/ Robert P. Hughes
Robert P. Hughes
Corporate Secretary

May 1, 2006
South Jordan, Utah

TenFold Corporation Proxy Statement

For the Annual Meeting to be Held June 27, 2006

Solicitation of Proxies and Record Date

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Board set May 12, 2006, as the record date for the Annual Meeting. Stockholders who own common stock or convertible preferred stock of TenFold on that date are entitled to notice of and to vote at the Annual Meeting. Each outstanding share of common stock entities the holder to one vote, and each outstanding share of convertible preferred stock entitles the holder to 13.54387 votes. There were 46,502,013 shares of common stock 1,500,000 shares of convertible preferred stock convertible into 20,315,805 shares of common stock of TenFold outstanding on April 28, 2006. We will first send the proxy statement to our stockholders on or about May 1, 2006. You should not consider any of these voting materials to be materials for soliciting the purchase or sale of stock of TenFold.

In this proxy statement:

•	“Annual Meeting” or “Meeting” means the 2006 Annual Meeting of Stockholders of TenFold Corporation;

•	“Board of Directors” or “Board” means the Board of Directors of TenFold Corporation;

•	“SEC” means the Securities and Exchange Commission;

•	“We” and “TenFold” mean TenFold Corporation; and

•	“TenFold Proxy Officers” means Robert W. Felton, and Robert P. Hughes, or either of them, with full power of substitution.

Questions & Answers

Q:	When and where is the Annual Meeting?

A:	TenFold’s Annual Meeting of Stockholders is being held on Tuesday, June 27, 2006, at 10:30 a.m. local time at the Marriott Courtyard Hotel located at 10701 South Holiday Park Drive, Sandy, Utah 84070 (Tel: 801-571-3600, Fax: 801-572-1383).

Q:	Do I need a ticket to attend the Annual Meeting?

A:	No, you will not need a ticket to attend, but you may be requested to show identification.

Q:	Why am I receiving this proxy statement and a proxy card?

A:	You are receiving this proxy statement and a proxy card from us because you owned shares of common stock or convertible preferred stock of TenFold on May 12, 2006, the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint the TenFold Proxy Officers as your representatives at the Annual Meeting. The TenFold Proxy Officers will vote your shares as you have instructed them on the proxy card at the Meeting. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete, sign, and return your proxy card in advance of the Meeting just in case your plans change. You can always vote in person at the Meeting, even if you have already sent in your proxy card.

If an issue comes up for a vote at the Meeting that is not on the proxy card, the TenFold Proxy Officers will vote your shares, under your proxy, in accordance with their best judgment.

Q:	What am I voting on?

A:	You are being asked to vote on:

•	The election of three nominees to serve on our Board of Directors until our 2008 Annual Meeting of Stockholders (Stephen H. Coltrin, Robert W. Felton and Ralph W. Hardy, Jr.);

•	The ratification of the appointment of Tanner LC as our registered independent public accounting firm for the fiscal year ending December 31, 2006; and

Q:	How do I vote?

A:	There are two ways you may vote (please also see detailed instructions on your proxy card):

•	Mail in your completed, signed, and dated proxy card.

If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three named nominees, and FOR ratification of the appointment of the registered independent public accounting firm.

OR

•	Vote in person by attending our Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in street name means your TenFold shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I change my mind after I return my proxy card?

A:	You may revoke your proxy (cancel it) and change your vote at any time prior to the voting at the Annual Meeting by written notice to TenFold’s Corporate Secretary. The address for TenFold’s Corporate Secretary is 698 West 10000 South, Suite 200, South Jordan, Utah 84095.

You may also do this by:

•	Signing another proxy card with a later date; or

•	Voting in person at the Meeting.

Q:	Will my shares be voted if I do not sign and return my proxy card?

A:	If your shares are held in street name, your brokerage firm may either vote your shares on routine matters, such as the election of directors and ratification of the appointment of the registered independent public accounting firm, or leave your shares un-voted. Your brokerage firm may not vote on non-routine matters, such as a proposal submitted by a shareholder.

We encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This ensures your shares will be voted at the Meeting.

Q:	How are abstentions counted?

A:	Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Q:	What is a “broker non-vote?”

A:	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as the election of directors and ratification of the appointment of the registered independent public accounting firm), but not on non-routine matters (such as a proposal submitted by a shareholder). The broker may turn in a proxy card for uninstructed shares that votes “FOR” the routine matters, but expressly states that the broker is NOT voting on non-routine matters. The vote with respect to a proposal in this case is known as a broker non-vote.

Q:	How are broker non-votes counted?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on May 12, 2006, the record date. All completed and signed proxy cards, regardless of the manner voted, will be counted toward the quorum.

Q:	How many shares are outstanding and how many votes can they cast?

A:	As of April 28, 2006, 46,502,013 shares of common stock and 1,500,000 shares of convertible preferred stock convertible into 20,315,805 shares of common stock were outstanding. Each outstanding share of common stock entitles the holder to one vote, and each outstanding share of convertible preferred stock entitles the holder to 13.54387 votes, on all matters covered in this proxy statement.

Q:	What is the required vote for a proposal to pass?

A:	Assuming a quorum is present, the three nominees for election as directors at the Annual Meeting receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of TenFold. Ratification of the appointment of the registered independent public accounting firm requires the vote of a majority of the shares voting at the Meeting.

Q:	Where do I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006. We will file that report with the Securities and Exchange Commission (the “SEC”), and you can obtain a copy from our website at www.tenfold.com or by contacting our Investor Relations Department at (801) 495-1010. You may also contact the SEC (call (800) SEC-0330 for the location of the public reference room), or visit the EDGAR system on the SEC’s website at www.sec.gov.

Q:	Who is soliciting my vote?

A:

TenFold’s board of directors is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, proxies may be solicited by our directors, officers, and other employees by telephone, Internet, in person, or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and TenFold’s transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have not retained the services of a proxy solicitor.

Q:	Where are TenFold’s principal executive offices located?

A:	TenFold’s principal executive offices are located at 698 West 10000 South, Suite 200, South Jordan, Utah 84095 (Tel 801-495-1010, Fax 801-495-0353).

Proposals To Be Voted On

1. Election of Directors

Under TenFold’s Certificate of Incorporation, the Board of Directors is divided into two classes, with staggered two-year terms. The Class I directors, whose terms expire at TenFold’s 2006 Annual Meeting of Stockholders, are Stephen H. Coltrin, Robert W. Felton, Ralph W. Hardy, Jr., and Nancy M. Harvey. Stephen H. Coltrin, Robert W. Felton and Ralph W. Hardy, Jr. are nominees for election at the Annual Meeting. Each has consented to serve a two-year term, which will expire at TenFold’s 2008 Annual Meeting of Stockholders. Stockholders elect only one class of directors at each annual meeting, with the other class continuing for the remainder of its respective two-year term. In the event that any nominee becomes unavailable, the proxies will be voted for the election of the person, if any, who is designated by the Board to replace the nominee. See “Board of Directors” section below.

The Board recommends a vote FOR Mr. Coltrin, Mr. Felton and Mr. Hardy.

2. Ratification of Selection of Registered Independent Public Accounting Firm

Tanner LC has served as TenFold’s registered independent public accounting firm since February 2003 and has been appointed by the Audit Committee of the Board of Directors to continue as TenFold’s registered independent public accounting firm for the fiscal year ending December 31, 2006. In the event that ratification of this selection of the registered independent public accounting firm is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee of the Board of Directors will reconsider its selection of such firm.

A representative of Tanner LC is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the selection of Tanner LC as registered independent public accounting firm of TenFold for the fiscal year ending December 31, 2006.

3. Other Business

The Board knows of no other business for consideration at the Meeting. If other matters are properly presented at the Meeting, or at any adjournment of the Meeting, the TenFold Proxy Officers will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

Board of Directors

The names of the Class I directors, their ages as of March 31, 2006, and certain other information about them are set forth below:

Name of Class I Director	Age	Position with TenFold	Director Since
Stephen H. Coltrin	60	Director	2005
Robert W. Felton	67	Chairman, President, Chief Executive Officer, and Director	1997
Ralph W. Hardy, Jr.	65	Director	1998
Nancy M. Harvey	52	Director	2001

Stephen H. Coltrin, Robert W. Felton and Ralph W. Hardy, Jr. are nominees for election at the Annual Meeting. Nancy M. Harvey is not standing for re-election at the Annual Meeting.

Stephen H. Coltrin has served as a member of TenFold’s Board of Directors since May 19, 2005. Mr. Coltrin is founder, Chairman and CEO of Coltrin & Associates, Inc., a strategic public relations firm, founded in 1982, that provides counsel to global brands dealing with all aspects of public relations and crisis communications. From October 2004 to November 2005, Coltrin & Associates provided public relations and corporate communications services to TenFold. Mr. Coltrin serves as a Vice Chairman on the Board of Directors for the International Radio and Television Society Foundation, on the National Advisory Board of America’s Freedom Festival at Provo, on the Advisory and Advancement Council of the Utah State University Journalism & Communication Department, and as a member of the Board of Directors for Klinger Advanced Aesthetics, Inc. Mr. Coltrin holds BS in psychology from Brigham Young University. Mr. Coltrin was recommended for service on the Board by Richard H. Bennett, Jr.

Robert W. Felton joined TenFold as an executive officer in November 2005, and has served as Chairman of the Board of Directors, Chief Executive Officer, and President since that time. Mr. Felton has also served as a member of TenFold’s Board of Directors since March 1997. Mr. Felton is the founder and Chairman of DevonWay, a software applications company, which he founded in May 2005, and a customer of TenFold. Mr. Felton was the founder and served as a member of the Board of Directors of Indus International, Inc., a software applications company, since its inception in 1988 until 2002, at which point he retired. From 1988 to January 1999, Mr. Felton also served as Indus’s Chairman, President, and Chief Executive Officer. Mr. Felton holds a BS in mechanical engineering from Cornell University and an MS in nuclear engineering from the University of Washington.

Ralph W. Hardy, Jr. has served as a member of TenFold’s Board of Directors since February 1998. Mr. Hardy is the principal operating officer, director and a stockholder of First Media Corporation, which is the ultimate parent of First Media TF Holdings, LLC, a stockholder of TenFold. Through other subsidiaries, First Media Corporation owns investments in commercial broadcasting stations and in various other private entities. First Media Corporation, which is substantially owned by the Richard E. Marriott family, also owns, through a subsidiary, stock of various publicly held companies such as Host Marriott Corporation and Marriott International, Inc. Mr. Hardy has served as a member of the law firm of Dow, Lohnes & Albertson PLLC, Washington, D.C., since 1974. Mr. Hardy holds a BS in political science from the University of Utah and a JD from the University of California at Berkeley School of Law (Boalt Hall).

Nancy M. Harvey has served as a member of TenFold’s Board of Directors since January 2001. Ms. Harvey departed from the Company and her role as President, Chief Executive Officer, and Chief Financial Officer on November 17, 2005. She joined TenFold in July 2000, and served as President and Chief Executive Officer from January 2001, and as Chief Financial Officer from November 2002. From July 2000 to December 2000, Ms. Harvey served as TenFold’s Chief Operating Officer. Prior to joining TenFold, Ms. Harvey served in various capacities with Computer Science Corporation’s (“CSC”) Healthcare Group, a large-scale applications development, outsourcing and consulting company, including from 1999 to 2000 as Executive Vice President, from 1998 to 1999 as Chief of Staff and Acting Group Vice President of Finance and Administration, from 1997 to 1998 as a Vice President, and from 1995 to 1997 as a Principal of APM Management Consultants, a management consulting firm acquired in 1996 by CSC. From 1994 to 1995, Ms. Harvey was a Senior Manager with Ernst & Young, a public accounting firm. In addition, Ms. Harvey held executive positions with MacNeal Health Services Corporation, a regional health delivery system. Ms. Harvey holds a BS in biology and chemistry from the College of Creative Studies at the University of California at Santa Barbara, an MBA from the Wharton

School of the University of Pennsylvania, a Ph.D. in chemical physics from the University of Minnesota, and was a post-doctoral fellow at the California Institute of Technology. Nancy M. Harvey is not standing for re-election at the Annual Meeting.

The names of the Class II directors, their ages as of March 31, 2006, and certain other information about them are set forth below:

Name of Nominee	Age	Position with TenFold	Director Since
Richard H. Bennett, Jr.	59	Director	2002
Robert E. Parsons, Jr.	50	Director	2004
Jeffrey L. Walker	63	Executive Vice President, Chief Technology Officer, and Director	1993

Richard H. Bennett, Jr. has served as a member of TenFold’s Board of Directors since October 31, 2002. From September 2001 to October 2002, Mr. Bennett served as a marketing consultant to TenFold. Mr. Bennett founded Rick Bennett Advertising in 1984. His advertising agency has represented numerous companies in many technology sectors including, hardware, database, circuit design and artificial intelligence. From 1984 to 1990, he served as Oracle Corporation’s advertising agency during Oracle’s growth from $15 million to over a billion dollars in annual sales. From its inception to its initial public offering in 2004, he advised Salesforce.com. He currently advises several other technology companies and venture firms, and sits on the advisory board of Safeguard Scientifics.

Robert E. Parsons, Jr. has served as a member of TenFold’s Board of Directors since September 2004. Mr. Parsons is Executive Vice President and Chief Financial Officer of Exclusive Resorts. Prior to joining Exclusive Resorts in 2004, Mr. Parsons had 23 years of experience with both Marriott and Host Marriott Corporation, and served for the last seven years as Executive Vice President and Chief Financial Officer of Host Marriott. Prior to the division of Marriott Corporation in the early 1990s (into Marriott International, Inc. and Host Marriott Corporation), Mr. Parsons was Vice President and Assistant Treasurer of Marriott Corporation. Mr. Parsons has also served as Chairman of the Hotel Development Committee of the Urban Land Institute, a member of the National Advisory Counsel of the Graduate School of Management at Brigham Young University, and is a Director of CNL Hotels and Resorts. Mr. Parsons was recommended for service on the Board by Ralph W. Hardy, Jr.

Jeffrey L. Walker founded TenFold in February 1993 and has served as Executive Vice President, and Chief Technology Officer since October 1996. He served as its Chairman from TenFold’s inception to November 2005. From TenFold’s inception to October 1996, Mr. Walker served as TenFold’s President, Chief Executive Officer, and Chief Technology Officer. Prior to founding TenFold, from 1991 to 1993, Mr. Walker was an independent consultant. From 1985 to 1991, Mr. Walker held several management positions at Oracle Corporation, a large database and applications software company, including Executive Vice President from 1987 to 1991, General Manager Applications Division from 1985 to 1991, Chief Financial Officer from 1987 to 1991, and Senior Vice President of Marketing during 1986. Prior to joining Oracle, Mr. Walker founded and served as Chief Executive Officer of Walker Interactive Products, an application software company, from 1980 to 1985. Mr. Walker holds a BA in mathematics from Brown University.

Committees and Meetings

The Board of Directors has an Audit Committee and a Compensation Committee, the functions of which are described in the table below.

Name of Committee and Members	Functions of the Committee
Audit • Richard H. Bennett, Jr. • Ralph W. Hardy, Jr. • Robert E. Parsons, Jr.

•      Confers with independent registered public accounting firm regarding TenFold’s financial policies.

•      Reviews reports of independent registered public accounting firm.

•      Reviews annual audit plans of independent registered public accounting firm.

•      Reviews recommendations about internal controls.

•      Approves selection of and services to be provided by independent registered public accounting firm.

Compensation • Ralph W. Hardy, Jr. • Robert E. Parsons, Jr.

•      Determines the compensation of the Chief Executive Officer.

•      Reviews and approves senior management compensation plans and stock grants, and establishes performance goals.

•      Reviews and approves proposed stock option plan changes.

•      Approves compensation and stock grants intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

•      Reports results of each meeting to the Board of Directors.

Although TenFold’s stock is not listed for trading on NASDAQ or any other stock exchange, the Board of Directors has determined that Mr. Bennett, Mr. Hardy and Mr. Parsons, all members of the audit committee, are “independent” in accordance with Rule 4200(a)(15) of the NASDAQ Stock Market’s listing standards. The Board of Directors has also determined that Mr. Parsons is an “audit committee financial expert” as that term is used in Item 401 of Regulation S-K promulgated under the Exchange Act.

The Board held 12 meetings in 2005, the Audit Committee held 5 meetings in 2005, and the Compensation Committee held 1 meeting in 2005. TenFold does not require its directors to attend annual meetings of stockholders, but all of the directors serving at the time attended the 2005 annual meeting, except for Mr. Coltrin.

Nominations

The Board does not have a nominating committee or a committee serving a similar function. TenFold believes that the Board is able to fully consider and select appropriate nominees for election to the Board without delegating that responsibility to a committee of independent directors or adopting formal procedures. For this same reason, TenFold does not have a formal policy by which its shareholders may recommend director candidates, but the Board will consider candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary at 698 West 10000 South, Suite 200, South Jordan, Utah 84095. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board should meet the independence requirements of the NASDAQ Stock Market and Rule 10A-3 under the Securities Exchange Act of 1934. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements.

Candidates have traditionally been recommended to the Board by the directors themselves, and there is not a formal process for identifying or evaluating new director nominees. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else, although the Board may prefer candidates who are personally known to the directors and whose reputations are highly regarded. The Board will consider all relevant qualifications as well as the needs of TenFold in terms of compliance with SEC rules and any applicable stock market listing standards.

Shareholder Communication with the Board

Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary at 698 West 10000 South, Suite 200, South Jordan, Utah 84095. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

TenFold has adopted a Code of Ethics applicable to all of its directors, officers and employees. A copy of the Code of Ethics may be obtained at no charge by written request to the attention of the Secretary at 698 West 10000 South, Suite 200, South Jordan, Utah 84095.

Director Compensation

We do not pay directors for their service as directors except for reimbursement of reasonable travel expenses relating to attendance at board and committee meetings. Non-employee directors may participate in TenFold’s 1993 and 1999 stock plans. On May 19, 2005, TenFold granted Stephen H. Coltrin a fully vested option to purchase 50,000 shares of TenFold common stock at an exercise price of $0.40 per share. Also on May 19, 2005, TenFold granted Mr. Coltrin an option to purchase 200,000 shares of TenFold common stock at an exercise price of $0.40 per share, which vests 25% on May 19, 2006 and 6.25% of the remaining options quarterly thereafter. On February 25, 2005, TenFold granted each of Richard H. Bennett, Jr., Robert W. Felton, Ralph W. Hardy, Jr., and Robert E. Parsons, Jr., a fully vested option to purchase 50,000 shares of TenFold common stock at an exercise price of $0.43 per share. On March 24, 2004, TenFold granted each of Richard H. Bennett, Jr., Robert W. Felton, and Ralph W. Hardy, Jr., an option to purchase 200,000 shares of TenFold common stock at an exercise price of $2.92 per share. Twenty-five percent of these options vest on March 24, 2005 and 6.25% of the remaining options vest quarterly thereafter. On September 23, 2004, TenFold granted Robert E. Parsons, Jr., an option to purchase 200,000 shares of TenFold common stock at an exercise price of $1.39 per share. Twenty-five percent of these options vest on September 23, 2005 and 6.25% of the remaining options vest quarterly thereafter. On February 19, 2003, TenFold granted each of Richard H. Bennett, Jr., Robert W. Felton, and Ralph W. Hardy, Jr., an option to purchase 250,000 shares of TenFold common stock at an exercise price of $0.18 per share. Twenty-five percent of these options vest on February 19, 2004 and 6.25% of the remaining options vest quarterly thereafter.

Compensation Committee Interlocks and Insider Participation

From January 1, 2005 through November 17, 2005, Robert W. Felton and Ralph W. Hardy, Jr. (both non-employee directors) served as the sole members of the Compensation Committee. In addition, Nancy M. Harvey (then current President, CEO and CFO) performed compensation committee functions as to non-executive and non-officer employees during this time. On November 17, 2005, in recognition that in his new role as President and Chief Executive Officer of TenFold, he would have incompatible duties remaining as Chairman of the Compensation Committee of the Board of Directors, Mr. Felton resigned as Compensation Committee Chairman. On November 17, 2005, the Board elected existing Compensation Committee member, Ralph W. Hardy, Jr., as Chairman of the Compensation Committee, and elected existing Director, Robert E. Parsons, Jr., to the Compensation Committee. From November 17, 2005, Mr. Felton (current President and CEO) performed compensation committee functions as to non-executive and non-officer employees.

No member of the TenFold Board of Directors who performed Compensation Committee functions has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information that has been provided to TenFold with respect to beneficial ownership of shares of TenFold’s common stock as of March 31, 2006, for (i) each person who is known by TenFold to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of TenFold, (iii) each of the named executive officers listed in the Summary Compensation Table and (iv) all directors and executive officers of TenFold as a group.

Name and Address (1)	Shares of Common Stock (2)		Convertible Preferred, Warrants, Options Exercisable (3)	Total	Percent of Common Stock (4)
Robert W. Felton Trust c/o Robert W. Felton	3,593,165		10,170,396	13,763,561	24.3%
Jeffrey L. & Cassandra M. Walker(5)	13,454,800		2,890,625	16,345,425	33.1%
Walker Children’s Trust(6)	3,869,800		—	3,869,800	8.3%
Ralph W. Hardy, Jr.(7) c/o First Media TF Holdings, LLC 11400 Skipwith Lane Potomac, MD 20854	3,344,330		10,130,396	13,474,726	23.8%
First Media TF Holdings, LLC 11400 Skipwith Lane Potomac, MD 20854	3,340,330		9,677,271	13,017,601	23.2%
Jon M. Huntsman 500 Huntsman Way Salt Lake City, UT 84108	1,544,600		4,838,635	6,383,235	12.4%
Gary D. Kennedy(8) 36 South State Street Suite 1400 Salt Lake City, UT 84111	3,915,290		—	3,915,290	8.4%
Richard H. Bennett, Jr.	—		703,125	703,125	1.5%
Stephen H. Coltrin	—		2,519,306	2,519,306	5.1%
Nancy M. Harvey	28,125		8,861,875	8,890,000	16.1%
Robert E. Parsons, Jr.	—		125,000	125,000	0.3%
Alexei Chadovich	1,349		547,825	549,174	1.2%
Samer Diab	84,824		1,470,316	1,555,140	3.2%
Robert P. Hughes	81,403		623,125	704,528	1.5%
All directors and executive officers as a group (12 persons)	20,623,540	(5)	38,268,470	58,892,010	69.5%

(1)	Unless otherwise indicated, the address of each of the persons and entities listed in the table is the address of TenFold’s principal executive offices. The address of TenFold’s principal executive offices is 698 West 10000 South, Suite 200, South Jordan, Utah 84095.

(2)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(3)	Consists of shares of common stock issuable upon conversion of convertible preferred stock and upon exercise of warrants and options held by that person that are currently convertible or exercisable on or before May 30, 2006 as follows:

Robert W. Felton Trust – 6,451,514 shares from convertible preferred stock, 3,225,757 from warrants, 493,125 from options

Jeffrey L. & Cassandra M. Walker – 2,890,625 from options

Ralph W. Hardy, Jr.(7) – 6,451,514 shares from convertible preferred stock, 3,225,757 from warrants, 453,125 from options

First Media TF Holdings, LLC – 6,451,514 shares from convertible preferred stock, 3,225,757 from warrants

Jon M. Huntsman – 3,225,757 shares from convertible preferred stock, 1,612,878 from warrants

Richard H. Bennett, Jr. – 703,125 from options

Stephen H. Coltrin – 1,612,871 shares from convertible preferred stock, 806,435 from warrants, 100,000 from options

Nancy M. Harvey – 8,861,875 from options

Robert E. Parsons, Jr. – 125,000 from options

Alexei Chadovich – 547,825 from options

Samer Diab – 741,919 shares from convertible preferred stock, 370,959 from warrants, 357,438 from options

Robert P. Hughes – 623,125 from options

(4)	Based on 46,502,013 shares of common stock outstanding as of March 31, 2006. In computing the percentage ownership by a person, shares of common stock issuable upon conversion of convertible preferred stock and exercise of warrants and options held by that person that are currently convertible or exercisable on or before May 30, 2006, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(5)	Does not include 3,869,800 shares held by the Walker Children’s Trust.

(6)	The Walker Children’s Trust is an irrevocable trust in which Mr. Walker, Mr. Walker’s wife and Paul M. Ginsburg are co-trustees. Mr. Ginsburg has sole voting and investment power with respect to the shares of TenFold held by the trust.

(7)	Includes the common stock held by First Media TF Holdings, LLC, a wholly owned subsidiary of First Media Corporation, as well as the shares of common stock issuable upon conversion of convertible preferred stock and upon the exercise of warrants held by First Media TF Holdings, LLC, as shown in the table above. Mr. Hardy is a principal of First Media TF Holdings, LLC, and an officer, director, and stockholder of First Media Corporation. Mr. Hardy disclaims beneficial ownership of the common stock, convertible preferred stock, and warrants held by First Media TF Holdings, LLC, except to the extent of his pecuniary interest in such common stock, convertible preferred stock, and warrants.

(8)	Includes 143,594 shares owned by a limited liability company in which Mr. Kennedy is a co-managing member and as such exercises shared voting and investment power with respect to the shares. Mr. Kennedy disclaims beneficial ownership of the shares held by the limited liability company, except to the extent of his pecuniary interests in such shares. Information for Mr. Kennedy is to the best of TenFold’s knowledge based on reports filed with the SEC and a resignation agreement between the Company and Mr. Kennedy.

Stock Performance Graph

The following graph compares the cumulative total stockholder return data for TenFold’s common stock since December 29, 2000 to the cumulative return over such period of (i) the NYSE/ AMEX/ Nasdaq U.S. Companies Index, and (ii) the Nasdaq Computer & Data Processing Stocks Index. The graph assumes that $100 was invested in TenFold common stock on December 29, 2000, and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of Five — Year Cumulative Total Returns

Performance Graph for

TENFOLD CORP

Produced on 04/13/2006 including data to 12/30/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
	TENFOLD CORP.	100.0	44.0	9.3	217.3	60.7	14.0
	NYSE/AMEX/Nasdaq Stock Market (US Companies)	100.0	89.3	70.9	93.4	104.9	111.3
	Nasdaq Computer and Data Processing Stocks SIC 7370—7379 US & Foreign	100.0	80.5	55.5	73.2	80.6	83.3

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 12/29/2000.

E.	Data from 11—29—02 to 12—30—05 was provided by the client.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business,
13698/80200060	The University of Chicago. Used with permission. All rights reserved.	©	copyright 2006

Information presented is as of the last trading day of each month during the five years ended December 31, 2005.

Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2005 and December 31, 2004, Tanner LC (“Tanner”), our independent registered public accounting firm, billed the fees set forth below:

	2005	2004
Audit Fees	$121,564	$80,449
Audit-Related Fees	23,347	28,990
Tax Fees	—	250
All Other Fees	—	—

The audit-related fees billed by Tanner for fiscal years 2005 and 2004 were for review of TenFold’s registration statement on Form S-1, and auditing of TenFold’s 401(k) retirement plan.

Pursuant to the rules and regulations of the Securities and Exchange Commission, before TenFold’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by TenFold’s Audit Committee or entered into pursuant to the committee’s pre-approval procedures. The Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services to be provided by TenFold’s independent registered public accounting firm. The policy is attached as Appendix A.

Report of the Audit Committee of the Board of Directors

As of December 31, 2005, the Audit Committee was composed of the following three non-employee directors: Richard H. Bennett, Jr., Ralph W. Hardy, Jr., and Robert E. Parsons, Jr. The Audit Committee operates under a written charter that is included as Appendix B.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of Tanner LC to be engaged as TenFold’s independent registered public accounting firm. Tanner LC is responsible for performing an independent audit of TenFold’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held 5 meetings in 2005. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, and our independent registered public accounting firm. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for 2005 with management and our independent registered public accounting firm.

The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, Tanner LC, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Tanner LC the issue of its independence from TenFold.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully submitted,

Richard H. Bennett, Jr.
Ralph W. Hardy, Jr.
Robert E. Parsons, Jr.

Report of the Compensation Committee of the Board of Directors

Membership of the Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of two non-employee directors: Ralph W. Hardy, Jr., and Robert E. Parsons, Jr. From time to time the President and Chief Executive Officer, and certain officers of TenFold, attend meetings of the Committee. No officer of TenFold is present during discussions or deliberations regarding his or her own compensation.

Responsibilities of the Committee

Acting on behalf of the Board of Directors, the Committee’s responsibilities include the following:

•	Determines the compensation of the Chief Executive Officer.

•	Reviews and approves senior management compensation plans and stock grants, and establishes performance goals.

•	Reviews and approves proposed stock option plan changes.

•	Approves compensation and stock grants intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

•	Reports results of each meeting to the Board of Directors.

Executive Officer Compensation Program

TenFold’s executive officer compensation program is designed to support the achievement of TenFold performance goals, to ensure that executive officers’ objectives are aligned with the success of TenFold, and to provide financial opportunities that will motivate executive officers to achieve outstanding returns for stockholders. TenFold’s executive officer compensation program covers the President and CEO, and all executives who report directly to the President and CEO. Consistent with these goals, executive pay is based on two principles. First, a portion of their total cash compensation is at risk and is based on meeting targeted financial objectives established by management under the direction of TenFold’s Board of Directors, and is adjusted as appropriate for individual performance. Second, a large portion of executive officers’ total compensation is in the form of stock options.

TenFold’s compensation program for executive officers is structured to be competitive with executive officers in similar positions of comparable companies within the high technology industry.

TenFold’s executive level positions, including the President and CEO, are compared to similar positions of the comparable companies and competitive levels are determined for base salary and target bonus incentives. The Compensation Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which TenFold achieves superior performance, and with compensation below the average of amounts paid to similar executives of comparable companies in years in which TenFold fails to achieve superior performance.

Market practices with respect to stock option grants are also reviewed based on comparable companies. Grants under TenFold’s stock plans are designed to further strengthen the linkage between executive compensation and shareholder return, to provide additional incentives to executive officers tied to growth of stock price over time and encourage continued employment with TenFold. Stock option grants are based upon comparable data and individual executive performance. Stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of TenFold’s stock on the date of grant.

Annual Base Salary

TenFold believes that base salary is frequently a significant factor in attracting, motivating, and retaining skilled executive officers. Accordingly, the Compensation Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by the other companies it reviews. TenFold generally awards base salary increases to individuals who assume significant new responsibilities.

Annual Bonus

The Corporate Executive Bonus Plan pays bonuses to executives officers according to their overall success in meeting financial performance goals and their success in accomplishing individual objectives. An executive officer’s bonus target is based on their overall responsibility and their ability to impact TenFold’s financial performance.

Stock Options

TenFold believes that significant equity participation creates a vital long-term partnership between management and other stockholders. Stock option grants were made to certain of TenFold’s executive officers in 2005. To determine the size of the grants, the committee reviewed the executive officers’ unvested stock options and overall contribution.

2005 CEO Compensation

Through November 17, 2005, Nancy M. Harvey served as TenFold’s President, Chief Executive Officer and Chief Financial Officer. Her base annual salary in earlier years was $600,000. From October 16, 2002, however, Ms. Harvey voluntarily drew a reduced salary based on an annualized amount of $150,000. Ms. Harvey was granted stock options as shown in the section entitled “Option Grants – Options Granted in 2005.” Ms. Harvey’s compensation for 2005 was determined based on the same general policies and criteria as the compensation for TenFold’s other executive officers. In evaluating Ms. Harvey’s 2005 performance to determine her compensation and bonus, the Compensation Committee reviewed the following factors and accomplishments: Ms. Harvey’s voluntary reduction of cash compensation, careful expense control and cash management, broadening awareness of and interest in TenFold technology through new and expanded marketing and sales initiatives, and releasing important technology.

Ms. Harvey departed from the Company and her role as President, Chief Executive Officer, and Chief Financial Officer on November 17, 2005. For the year ended December 31, 2005, we recognized estimated severance related charges related to her departure totaling $670,000, including an estimated option modification charge of $157,000; which represents our best estimate as the separation terms have not been finalized. The parties are in settlement discussions but a settlement has not been reached.

Robert W. Felton became President and Chief Executive Officer on November 17, 2005. Mr. Felton received no compensation for 2005 for these responsibilities. We anticipate that he will likely be compensated in the future primarily in the form of stock options, however the Compensation Committee has not yet determined compensation arrangements with Mr. Felton. He received an option grant earlier during 2005 in connection with his role as a director (as did other non-management directors) – see the section entitled “Option Grants – Options Granted in 2005” for more information.

Qualifying Compensation

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers’ compensation exceeding $1 million per person in any taxable year unless it is “performance based” within the meaning of Section 162(m). In fiscal 2005, the cash compensation of each of TenFold’s executive officers was below the $1 million threshold and options granted under TenFold’s option plan were designed to meet the requirement of being performance-based under the provisions of Section 162(m). TenFold’s policy is, to the extent reasonable and possible, to qualify its executive officers’ compensation for deductibility under the applicable tax laws. However, TenFold may from time to time pay compensation to its executive officers that may not be deductible.

Respectfully submitted,

Ralph W. Hardy, Jr.

Robert E. Parsons, Jr.

Notwithstanding anything to the contrary in any of TenFold’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report, and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

Employment and Severance Agreements

Effective January 11, 2001, the Company entered into an employment agreement with Nancy M. Harvey, President and Chief Executive Officer. The agreement provided for an annual base salary of $600,000, subject to review and change by the Company’s Board of Directors, and the opportunity to earn an annual cash bonus in the discretion of the Company’s Board of Directors of up to $400,000. The agreement also provided that, for the term of the agreement and for six months thereafter in the event of an involuntary termination, Ms. Harvey would not compete with the Company or solicit its customers or employees. Pursuant to the agreement, Ms. Harvey was granted 800,000 shares of restricted common stock of the Company. Beginning October 16, 2002, Ms. Harvey voluntarily drew a reduced salary based on an annualized amount of $150,000.

Ms. Harvey departed from the Company and her role as President, Chief Executive Officer, and Chief Financial Officer on November 17, 2005. For the year ended December 31, 2005, we recognized estimated severance related charges related to her departure totaling $670,000, including an estimated option modification charge of $157,000; which represents our best estimate as the separation terms have not been finalized. The parties are in settlement discussions but a settlement has not been reached.

Other than as set forth above, none of the Company’s named executive officers has an employment agreement, severance agreement, or similar arrangement with the Company.

Executive Compensation

General

The following summary compensation table shows, for the last three fiscal years, compensation information for (a) the individuals who served as our Chief Executive Officer during 2005, and (b) the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of 2005. We refer to all of these officers as the “named executive officers.”

Summary Compensation Table

	Annual Compensation			Long-Term Compensation		All other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)
Robert W. Felton, Chairman, President, and CEO	2005 2004 2003	— — —	— — —	— — —	50,000 200,000 250,000	— — —
Alexei Chadovich, SVP, Research and Development	2005 2004 2003	185,000 185,000 185,000	— — —	— — —	150,000 200,000 175,000	— — —
Samer Diab, VP, Customer Services	2005 2004 2003	150,000 150,000 150,000	— 6,103 —	— — —	150,000 150,000 75,000	— — —
Robert P. Hughes, CFO and Chief of Staff	2005 2004 2003	158,970 150,000 150,000	— — 30,000	— — —	150,000 — 250,000	— — —
Jeffrey L. Walker, Executive Vice President and CTO	2005 2004 2003	150,000 150,000 150,000	— — —	— — —	1,000,000 1,000,000 1,250,000	— — —
Nancy M. Harvey Former President, CEO And CFO(1)	2005 2004 2003	131,250 150,000 150,000	— — —	— — —	1,000,000 1,000,000 4,000,000	672,000 — —

(1)	Ms. Harvey departed from the Company and her role as President, Chief Executive Officer, and Chief Financial Officer on November 17, 2005. She is a Director of TenFold. Other compensation includes estimated severance related charges that the Company expects to incur related to Ms. Harvey’s departure, totaling $670,000; which includes estimated severance payments, related employer payroll taxes, benefit costs; and includes an estimated option modification charge of $157,000, which anticipates the possible re-pricing of approximately 1.3 million vested options, extension of the option exercise period on approximately 1.6 million vested options and the cancellation of approximately 5.9 million vested options. This represents our best estimate as the separation terms have not been finalized. The parties are in settlement discussions but a settlement has not been reached.

Option Grants

This table shows stock option grants to the Named Executive Officers during 2005.

Options granted in 2005

Name	Individual Grants				Potential realizable value at assumed annual rates of stock price appreciation for option term (2)
	Number of securities underlying options granted (#)	% of total options granted to employees in fiscal year (1)	Exercise or base price ($/share)	Expiration date	5%	10%
Robert W. Felton	50,000	1.20%	$0.43	2/25/2015	$13,521	$34,265
Alexei Chadovich	150,000	3.59%	0.43	2/25/2015	40,564	102,796
Samer Diab	150,000	3.59%	0.43	2/25/2015	40,564	102,796
Robert P. Hughes	150,000	3.59%	0.43	2/25/2015	40,564	102,796
Jeffrey L. Walker	1,000,000	23.92%	0.43	2/25/2015	270,425	685,309
Nancy M. Harvey	1,000,000	23.92%	0.43	2/25/2015	270,425	685,309

(1)	The percentage of total options granted to the Named Executive Officers was computed by dividing the options granted to the Named Executive Officers shown in the table by 4,181,000 the total number of options to acquire TenFold common stock granted in 2005.

(2)	We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company’s estimate or projection of the future common stock price. If the Company’s common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

Options Exercised

This table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during 2005.

Aggregate Option Exercises in 2005 and Fiscal Year-end Option Values

Name	Shares acquired on exercise (#)	Value realized ($)	No. of securities underlying unexercised options at fiscal year-end (#)		Value of unexercised in-the- money options at fiscal year- end ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Felton	—	$—	449,375	190,625	$5,156	$2,344
Alexei Chadovich	—	—	463,450	293,750	—	—
Samer Diab	—	—	284,000	275,000	—	—
Robert P. Hughes	—	—	562,500	182,500	—	—
Jeffrey L. Walker	—	—	2,734,375	515,625	5,156	2,344
Nancy M. Harvey	—	—	8,861,875	—	5,156	—

Certain Transactions

During 2005, 2004 and 2003, Richard S. Walker was employed by the Company as a Sales Manager. He is the son of the Company’s Founder, Executive Vice President and Chief Technology Officer, Jeffrey L. Walker. Richard S. Walker was paid gross compensation in the amount of approximately $77,260, $75,000 and $62,000, during 2005, 2004, and 2003, respectively.

During 2005 and 2004, TenFold incurred fees and expenses for public relations and corporate communications services provided by Coltrin & Associates, Inc., of $393,319 and $153,892, respectively. TenFold Director, Stephen H. Coltrin, is founder, Chairman and CEO of Coltrin & Associates, Inc.

In February 2003, Robert W. Felton, a long-time TenFold director (who also recently became our Chairman, President, and Chief Executive Officer) made an investment of $700,000 in TenFold, by acquiring restricted TenFold common stock.

During 2005, we entered into agreements with a new customer, DevonWay, to provide licenses, consulting services, technical support services, and training, for a total of approximately $1.6 million. Robert W. Felton, our Chairman, President, and Chief Executive Officer, is the founder and majority shareholder of DevonWay. Our revenues from DevonWay for the year ended December 31, 2005, are license revenues of $160,000, and services and other revenue of $439,000. As of December 31, 2005, we had accounts receivable from DevonWay of $24,500. For the year ended December 31, 2005, we received cash inflows from DevonWay of $1.6 million.

On December 23, 2005, we executed a Promissory Note due to Mr. Felton in the amount of $200,000.

On December 23, 2005, we executed a Promissory Note due to Wasatch Investments LLC, an investment entity associated with TenFold Director Robert E. Parsons, Jr., in the amount of $200,000.

On December 28, 2005, we executed a Promissory Note due to First Media TF Holdings LLC, an investment entity associated with TenFold Director Ralph W. Hardy, Jr., in the amount of $200,000.

On February 23, 2006, TenFold executed a Promissory Note due to Mr. Felton, in the amount of $250,000.

On March 15, 2006, TenFold executed a Promissory Note due to Mr. Felton, in the amount of $250,000.

These identical Promissory Notes were intended to provide interim financing to TenFold while we sought to secure equity financing. The notes are senior to other TenFold indebtedness and equity, bear interest at 10% and were due upon the earlier to occur of March 31, 2006, the closing of equity financing of $2 million or more, or a liquidation event. We repaid these notes in full in March 2006, upon completing the equity financing transaction described below.

On March 29, 2006, we entered into a Securities Purchase Agreement for the sale of 1,500,000 shares of unregistered convertible preferred stock and warrants. The preferred shares are convertible into 20,315,805 shares of common stock. The warrants are to purchase 10,157,899 shares of common stock at an exercise price of $0.62 per share, with a 5 year term. The transaction generated gross proceeds of approximately $6.3 million (before expenses and repayment of $1.1 million of interim financing obligations). Several members of our Board of Directors (or investment entities associated with them) and an Executive Officer participated in the transaction, providing a total of approximately $4.7 million of the gross proceeds raised:

•	Robert W. Felton Trust invested $2 million. We repaid $709,000 of interim financing to Mr. Felton, our Chairman, President, and Chief Executive Officer, from the proceeds of the capital raising.

•	First Media TF Holdings LLC invested $2 million. We repaid $205,000 of interim financing to First Media TF Holdings LLC from the proceeds of the capital raising.

•	TenFold Director Steven H. Coltrin invested $500,000. We used approximately $206,000 of the proceeds of the capital raising to pay accounts payable due to his firm, Coltrin & Associates, for marketing and public relations work provided to TenFold in earlier periods.

•	Samer Diab, Vice President, Customer Services, invested $230,000.

We also repaid $205,000 of interim financing to Wasatch Investments LLC from the proceeds of the capital raising.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain persons (“reporting persons”) to file with the SEC initial reports of ownership and changes in ownership of TenFold’s common stock. These reporting persons are required by SEC regulations to furnish TenFold with copies of all Section 16(a) reports they file. To TenFold’s knowledge, based solely on its review of the copies of such reports received and written representations from certain reporting persons that no other reports were required, TenFold believes that during its fiscal year ended December 31, 2005, all reporting persons complied with all applicable filing requirements.

Stockholder Proposals for the 2007 Annual Meeting

Proposals of stockholders intended to be included in TenFold’s proxy statement for the 2007 Annual Meeting of Stockholders must be received by TenFold Corporation, Attention: Corporate Secretary at 698 West 10000 South, Suite 200, South Jordan, Utah 84095, no later than December 31, 2006. If TenFold is not notified of a stockholder proposal by March 16, 2007 then the proxies held by management of TenFold provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

Requests for Form 10-K

TenFold will mail to any stockholder without charge, upon written request, a copy of its annual report on Form 10-K for the year ended December 31, 2005, including the financial statements, financial statement schedules, and a list of exhibits. You should send your request to the attention of Investor Relations at TenFold’s headquarters located at 698 West 10000 South, Suite 200, South Jordan, Utah 84095. You may also obtain the Form 10-K from our website at www.tenfold.com or from the EDGAR system on the SEC’s website at www.sec.gov.

Other Matters

TenFold is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the Meeting, proxies in the enclosed form will be voted by the proxy holders on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Robert P. Hughes
Corporate Secretary

May 1, 2006
South Jordan, Utah

Appendix A

Pre-Approval of Audit and Non-Audit Services

TenFold’s Audit Committee pre-approves all audit and non-audit services provided by TenFold’s registered independent public accounting firm

We have this policy to

Provide appropriate Audit Committee oversight

We ensure that our Audit Committee is aware of and approves all services to be provided by our registered independent public accounting firm.

Maintain registered independent public accounting firm independence

By reviewing and approving in advance all work to be provided by our independent registered independent public accounting firm, our Audit Committee helps ensure that we engage our registered independent public accounting firm for services that are consistent with the independent relationship we seek to maintain with our registered independent public accounting firm.

Approving audit and non-audit services

We obtain Audit Committee approval before we engage our registered independent public accounting firm to provide audit or non-audit services.

We ask our registered independent public accounting firm to provide an engagement letter or other similar description of services that they seek to provide to TenFold. We provide this description to our Audit Committee. Our Audit Committee may seek additional information about the proposal from our registered independent public accounting firm or management as they deem necessary. The Audit Committee considers such proposals and approves (or rejects) the proposals before the related work begins.

We ask our registered independent public accounting firm not to provide services to TenFold until the Audit Committee approves them.

A-1

Appendix B

Audit Committee Policy

Our Audit Committee reviews and reports to our Board of Directors on management’s establishment and enforcement of financial policies, Company financial performance and plans, and selection and performance of the Company’s independent auditors.

Goals

We designed our Audit Committee Policy to provide:

•	Independent oversight – We use a committee of non-employee Directors to provide an independent review of management’s financial responsibilities.

•	Board assistance – We use a committee of Directors experienced with financial matters to assist the Board in fulfilling its responsibilities.

TenFold Culture

We designed our Audit Committee Policy to reinforce these company values:

•	Integrity – Our Audit Committee reviews our financial policies and audit plans and results to help ensure the integrity of our financial reporting.

•	Long-term strategy – Our Audit Committee helps ensure TenFold’s predictable and profitable long-term growth by providing oversight and counsel on Company financial plans, and policies for managing its assets.

Responsibilities

Audit Committee

•	Provides a forum for communication among the independent auditors, the Audit Committee and Board of Directors, and management.

•	Meets regularly with management and the Company’s independent auditors.

•	Reviews Company financial performance and plans.

•	Reviews management’s establishment and enforcement of financial policies, including financial reporting policies and internal controls.

•	Reviews the independence and performance of the Company’s independent auditors.

•	Approves the selection of the Company’s independent auditors.

•	Reviews the adequacy of this policy at least annually, and makes revisions as necessary. Publishes this policy in required periodic SEC filings.

•	Reports results of each meeting to the Board of Directors.

Chief Financial Officer

•	Organizes Audit Committee meetings.

•	Responds to Audit Committee questions regarding financial performance and plans, and financial policies.

•	Explains to the Audit Committee changes in accounting standards published by the Financial Accounting Standards Board, Securities and Exchange Commission, or other organizations, that may affect the Company’s financial statements.

•	Recommends selection of independent auditors.

•	Prepares minutes of Audit Committee meetings.

Independent Auditors

•	Discuss with the Audit Committee plans for and results of quarterly reviews and annual audits with Audit Committee.

B-1

•	Confirm to the Audit Committee their independence from TenFold.

•	Discuss with the Audit Committee any items required to be communicated to the Audit Committee by independent auditors in accordance with the AICPA’s SAS #61 or other authoritative auditing requirements.

Conducting Audit Committee meetings

The Board of Directors select for the Audit Committee three Directors who meet the independence requirements of the NASDAQ and who possess a basic understanding of finance and accounting and are able to read and understand fundamental financial statements. At least one of these Directors must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee meets regularly and may call special meetings as needed.

The Audit Committee may meet privately at its discretion with the Company’s independent auditors. They may also meet privately with management. The Audit Committee may contact any of the Company’s management, staff, general counsel, and outside counsel and other advisors as it deems appropriate.

The Audit Committee reports its activities to the Board of Directors at the next Board meeting.

Reviewing financial statements and plans

The Audit Committee reviews the Company’s quarterly and annual financial statements, and financial plans. The Audit Committee discusses with management and the independent auditors any significant changes to the Company’s financial policies and any items required to be communicated to the Audit Committee by independent auditors in accordance with the AICPA’s SAS #61 or other authoritative auditing requirements.

Reviewing financial policies

The Audit Committee reviews management’s program for establishing and enforcing Company financial policies, including for example, policies for determining accounting accruals and reserves, committing to spending, and investing Company funds.

Reviewing and selecting independent auditors

The Audit Committee reviews the independent auditors’ annual audit plans and the results of their audit.

The Audit Committee reviews the performance of the independent auditors, including management’s opinion of performance, proposed audit fees, and the independent auditor’s experience, skills, and reputation.

The Audit Committee obtains a written statement from the auditors, at least annually, describing all relationships between the auditors and the Company, consistent with the requirements of Independence Standards Board Standard #1. The Audit Committee reviews and discusses these relationships with the auditors and takes, or recommends that the Board take, appropriate action to oversee the independence of the auditors.

The Chief Financial Officer recommends the selection of the independent auditors for the Audit Committee’s review and approval. The independent auditors are accountable to the Audit Committee and Board of Directors. The Audit Committee and the Board of Directors, as representatives of the Company’s stockholders, have the authority and responsibility to select, evaluate, and where appropriate replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in a proxy statement).

Questions

Address questions about this policy to our Chief Financial Officer.

B-2

PROXY

TenFold Corporation

Proxy solicited by the Board of Directors of TenFold Corporation for the Annual Meeting of Stockholders

to be held on June 27, 2006

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of TenFold Corporation and Proxy Statement, each dated May 1, 2006, and hereby appoints Robert W. Felton and Robert P. Hughes or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of TenFold Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of TenFold Corporation to be held on Tuesday, June 27, 2006, at 10:30 a.m. local time at the Marriott Courtyard Hotel located at 10701 South Holiday Park Drive, Sandy, Utah 84070 (and at any and all postponements, continuations, and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on other side)

FOLD AND DETACH HERE

Please mark ☒ your vote as indicated

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

PROPOSAL 1: To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: Stephen H. Coltrin, Robert W. Felton and Ralph W. Hardy, Jr.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME ABOVE.

PROPOSAL 2: To ratify the selection of Tanner LC as TenFold Corporation’s registered independent public accounting firm for its fiscal year ending December 31, 2006.

        ☐   FOR   ☐   AGAINST   ☐   ABSTAIN

DATED ,	2006

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.